Exhibit 21.1

Name	State or Country of Incorporation or Organization
Advanced Resolution Services, Inc.	Delaware
Authorize.Net LLC	Delaware
Compañía Mexicana de Mercadotecnia y Publicidad, S. de R.L. de C.V.	Mexico
CyberSource Corporation	Delaware
CyberSource GmbH	Germany
CyberSource International, Inc.	Delaware
CyberSource K.K.	Japan
CyberSource Ltd.	United Kingdom
CyberSource NI Ltd.	Ireland
CYBS Singapore PTE Ltd.	Singapore
Debit Processing Services, Inc.	Delaware
eCheck.Net LLC	Delaware
Gerencia y Administracion, Sociedad Anonima	Guatemala
Inovant LLC	Delaware
Interlink Network, Inc.	Delaware
Integrated Solutions Concepts, Inc.	Delaware
Lightbridge Holding Corp.	Delaware
Lightbridge Tecnologia Ltda.	Brazil
Monitise India Private Limited	India
payclick Australia Pty. Limited	Australia
Plus System, Inc.	Delaware
Servicios Visa International Limitada	Chile
SET Secure Electronic Transaction LLC	Delaware
VCA Inovant Investments Inc.	Delaware
Visa Consolidated Support Services (India) Private Limited	India
Visa International Asia Pacific Korea, Ltd.	Republic of Korea
Visa International (Asia-Pacific), LLC	Delaware
Visa International Mexico Sociedad Anonima de Capital Variable	Mexico
Visa AP (Australia) Pty Limited	Australia
Visa Canada Corporation	Canada
Visa CEMEA (UK) Limited	United Kingdom
Visa Do Brasil Empreendimentos Ltda.	Brazil
Visa Holdings, Inc.	Delaware
Visa Hong Kong Limited	Hong Kong
Visa International Consolidated Support Services LLC	Russia
Visa International (Holland) B.V.	Netherlands
Visa International Holdings LLC	Delaware
Visa International Singapore Holdings Pte. Limited	Singapore
Visa Information Systems (Shanghai) Co., Ltd.	China
Visa International Service Association	Delaware
Visa International Servicios de Pago LLC	Delaware
Visa International Servicios de Pago Espana S.R.L.	Spain
Visa Land Management II, Inc.	Delaware
Visa Land Management III LLC	Delaware
Visa Land Management IV LLC	Delaware
Visa Land Management, Inc.	Delaware

Name	State or Country of Incorporation or Organization
Visa Land Development I, L.P.	California
Visa Land Development II, L.P.	California
Visa Processing Service (India) Private Limited	India
Visa Processing Service Pte. Limited	Singapore
Visa Resources	California
Visa Sub-Saharan Africa (Proprietary) Limited	South Africa
Visa U.S.A. Inc.	Delaware
Visa Worldwide (Cayman) Co.	Cayman Islands
Visa Worldwide (Japan) Co., Ltd.	Japan
Visa Worldwide LLC	Delaware
Visa Worldwide Pte. Limited	Singapore
Visa International Venezuela S.A.	Venezuela
Visa Support Services (Singapore) Pte Ltd	Singapore
White Pike Financial Services International B.V.	Netherlands